Exhibit 5.1

SIDLEY AUSTIN LLP 1001 PAGE MILL ROAD BUILDING 1 PALO ALTO, CA 94304 +1 650 565 7000 +1 650 565 7100 FAX AMERICA • ASIA PACIFIC • EUROPE

July 18, 2022

Grove Collaborative Holdings, Inc.

1301 Sansome Street

San Francisco, California 94111

Re:     Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (the “Registration Statement”) being filed by Grove Collaborative Holdings, Inc., a Delaware public benefit corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration of (a) the offering and sale by the Company of up to 14,750,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), upon the exercise of warrants (the “Warrants”) issued pursuant to the Warrant Agreement, dated as of March 22, 2021 (including the form of Warrant Certificate included therein, the “Warrant Agreement”), between Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent and the Company (such shares, the “Warrant Shares”), and (b) the resale by the selling stockholders described in the Registration Statement (the “Selling Holders”) of (i) up to 6,700,000 Warrants held by the Selling Holders (the “Secondary Warrants”), (ii) up to 6,700,000 Warrant Shares issuable upon exercise of the Secondary Warrants, (iii) up to 27,722,922 shares of Class A Common Stock held by the Selling Holders (the “Issued Shares”), and (iv) up to 67,212,978 shares of Class A Common Stock (the “Conversion Shares”) issuable upon conversion (on a one-for-one basis) of shares of Class B common stock, par value $0.0001 per share (“Class B Shares”), held by the Selling Holders. The Issued Shares and the Class B Shares were issued pursuant to the following agreements (the “Agreements”): (i) the Securities Purchase Agreement, dated January 22, 2021, between the Company and VG Acquisition Sponsor II LLC (the “Sponsor”); (ii) the Agreement and Plan of Merger, dated December 7, 2021, as amended and restated on March 31, 2022, by and among VGAC II, Treehouse Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of VGAC II, Treehouse Merger Sub II, LLC, a Delaware limited liability company and wholly owned direct subsidiary of VGAC II, and Grove Collaborative, Inc., a Delaware public benefit corporation; (iii) those certain Subscription Agreements, dated December 7, 2021, entered into between the Company and certain Selling Holders; and (iv) the Subscription Agreement, dated March 31, 2022, by and among VGAC II, Grove Collaborative, Inc. and Corvina Holdings Limited, an affiliate of the Sponsor.

Grove Collaborative Holdings, Inc.

July 18, 2022

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s Certificate of Incorporation, dated June 15, 2022 (the “Certificate of Incorporation”), the Amended and Restated Bylaws, dated June 16, 2022 (the “Bylaws”), of the Company, the Warrant Agreement and the Agreements and resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Warrant Agreement, the issuance of the Warrants, the Warrant Shares, the Issued Shares and the Conversion Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to or obtained by us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to or obtained by us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials, officers and other representatives of the Company, and others.

Based on the foregoing and subject to the other qualifications and limitations set forth herein, we are of the opinion that:

1.	The Issued Shares are validly issued, fully paid and non-assessable.

2.	The Secondary Warrants constitute valid and binding obligations of the Company.

3.

The Warrant Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act and (ii) certificates representing the Warrant Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the exercise price or, if any of the Warrant Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Shares to the purchasers thereof against payment of the exercise price therefor, all in accordance with the Warrants and the Warrant Agreement.

4.

The Conversion Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law (the “DGCL”) and, upon conversion of Class B Shares in accordance with the Certificate of Incorporation, when the Conversion Shares are issued and delivered by the Company to the Selling Holders, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

Grove Collaborative Holdings, Inc.

July 18, 2022

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; or (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Warrant Shares: (i) the Warrant Shares will be issued and sold as contemplated in the Registration Statement and the prospectus relating thereto; and (ii) the Certificate of Incorporation and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

In rendering the opinion set forth in paragraph (3) above, we have assumed that at the time the Warrant Shares are to be issued upon exercise of the Warrant Agreement there will be a sufficient number of shares of Class A Common Stock authorized and then available for issuance under the Certificate of Incorporation as then in effect.

In rendering the opinion set forth in paragraph (4) above, we have assumed that at the time of the conversion of the Conversion Shares there will be a sufficient number of shares of Class A Common Stock authorized and then available for issuance under the Certificate of Incorporation as then in effect.

Grove Collaborative Holdings, Inc.

July 18, 2022

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP